Stan J.H. Lee, CPA

15123 S. Brookhurst St. Suite 412

Westminster, CA 92683

Tel) 760-612-1269

Fax) 815-846-7550

e-mail) sierra5533@aol.com

Exhibit 16

August 16, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir and/or Madam:

I have read the statements about my firm included under Item 4 – “Changes in Registrant’s Certifying Accountant” in the Form 8-K dated August 16, 2004 of Welund Fund, Inc. filed with the Securities and Exchange Commission and am in agreement with the statements contain therein.

Very truly yours,

s/ Stan J.H. Lee, CPA

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Stan J. H. Lee, CPA